A Class	C Class	H Class	Institutional	Y Class

72. DD) Total income distributions
(1) Managed Futures Strategy Fund	314	 299	 2,130	   126	          8
(3) Multi-Hedge Strategies Fund		89	 80	 299	   334	        n/a
(4) Commodities Strategy Fund		n/a	 n/a	 n/a	   n/a	        n/a

72. EE) Total capital gains distributions
Managed Futures Strategy Fund		n/a	 n/a	n/a	   n/a	        n/a
(1) Multi-Hedge Strategies Fund		n/a	 n/a	n/a	   n/a	        n/a
(3) Commodities Strategy Fund	        n/a	 n/a	n/a	   n/a	        n/a

73. A)  Total income distribution pershare
(1) Managed Futures Strategy Fund	0.2799	0.2799	0.2799	   0.2799    0.2799
(3) Multi-Hedge Strategies Fund	        0.1860	0.1860	0.1860	   0.1860	n/a
(4) Commodities Strategy Fund	        n/a	n/a	n/a	   n/a	        n/a

73. B) Total capital gains distribution pershare
(1) Managed Futures Strategy Fund	n/a	n/a	n/a	   n/a	        n/a
(3) Multi-Hedge Strategies Fund	        n/a	n/a	n/a	   n/a	        n/a
(4) Commodities Strategy Fund	        n/a	n/a	n/a	   n/a	        n/a

74.U) Shares outstanding
(1) Managed Futures Strategy Fund	1,141	1,060	7,501	    451	         25
(3) Multi-Hedge Strategies Fund	        485	432	1,520	    1,741	n/a
(4) Commodities Strategy Fund	        346	124	825	    n/a	        n/a

74. V) Net asset value pershare
(1) Managed Futures Strategy Fund	$24.12	$22.71	$24.11	   $24.41    $24.47
(3) Multi-Hedge Strategies Fund	        $23.94	$22.29	$23.96	   $24.24      $n/a
(4) Commodities Strategy Fund	        $9.87	$9.15	$9.89	   $n/a	       $n/a